Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to TransAKT Corp. 2004 Stock Option Plan and to our report dated May 6, 2004, with respect to the consolidated financial statements of TransAKT Corp. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Calgary, Canada

/s/ Daunheimer and Dow LLP

November 25, 2004

Chartered Accountants